                           INDEMNIFICATION AGREEMENT


         Indemnification Agreement dated as March 11, 1998 by and among BEC Group, Inc., a Delaware corporation ("BEC"), BILC Acquisition Corp., a Delaware corporation, a wholly owned subsidiary of BEC ("Acquisition"), and Bolle Inc., a Delaware corporation ("Bolle").

         WHEREAS, BEC has determined to transfer to Bolle assets and liabilities pursuant to the Bill of Sale and Assignment Agreement between BEC and Bolle dated as of March 11, 1998 a copy of which is attached hereto as
Exhibit 1 (the "Contribution Agreement"), and to distribute to the holders of BEC common stock all of BEC's interest in Bolle (the "Spinoff"), and the consummation of the Spinoff prior to the consummation of the Merger (as defined below) is a condition precedent to the consummation of the Merger;

         WHEREAS, BEC, Acquisition and ILC Technology, Inc. a California corporation ("ILCT"), have previously entered into an Agreement and Plan of Merger (the "Merger Agreement") dated October 30, 1997, as amended, a copy of which is attached hereto as Exhibit 2, providing for the merger of ILCT with and into Acquisition immediately after the consummation of the Spinoff and satisfaction of the other conditions contained in the Merger Agreement (the "Merger");

         WHEREAS, the closing of the Merger is conditioned upon the execution of this Agreement by the parties;

         WHEREAS, the parties hereto desire to enter into this Agreement in consideration for, among other things, the benefits resulting from the transfer to Bolle by BEC of various assets pursuant to the Contribution Agreement and in satisfaction of the closing condition contained in the Merger Agreement;

         WHEREAS, BEC and Acquisition desire to enter into this Agreement in consideration for, among other things, the assumption of certain liabilities by Bolle pursuant to the Contribution Agreement and the satisfaction of the aforementioned closing condition; and

         WHEREAS, the parties to this Agreement have determined that it is necessary and desirable to set forth certain agreements that will govern various tax matters, indemnity matters and other matters that may arise in connection with the Spinoff;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants contained in this Agreement, the parties agree as follows:

         SECTION 1. Definitions. The following terms shall have the following definitions:

         "Bolle Group" shall have the meaning as defined in the Merger
Agreement.

         "Consolidated Net Worth" of a person or entity means the consolidated shareholders' equity in such person or entity calculated in accordance with generally accepted accounting principles, applied on a basis consistent with past practices and consistent with those applied in preparing BEC's consolidated financial statements and Bolle's consolidated financial statements.

         "Environmental Laws" shall have the meaning as defined in the Merger Agreement.

         "Indemnification Period" shall mean from the date of the Spinoff until June 30, 2000 with respect to all Losses for which indemnification is provided pursuant to this Agreement, other than (i) Losses indemnified pursuant to
Section 2(a)(iii) hereunder in which case the "Indemnification Period" shall be seven (7) years, or (ii) Losses indemnified against or arising as a result of or in connection with Taxes which are the responsibility of the Indemnifying Parties pursuant to Section 3 hereof, in which case the "Indemnification Period" shall be the full period of any applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

         "Indemnified Parties" means BEC and Acquisition, together with any and all other Subsidiaries and affiliates of BEC other than members of the Bolle Group.

         "Indemnifying Parties" means, jointly and severally, Bolle and such other persons required to become Indemnifying Parties pursuant to this Agreement.

         "Loss" or "Losses" means any losses, claims, damages, deficiencies, liabilities, costs and expenses (including reasonable expenses of investigation and reasonable attorney's fees and disbursements), net of tax benefits received as a result of such Loss and net of any insurance recoveries actually received to the extent such recoveries do not adversely affect coverage under or the future cost of such insurance or adversely affect the subrogation rights of any insurer of the party that has received any such insurance recovery.

         "Minimum Consolidated Tangible Net Worth" means the Consolidated Tangible Net Worth (as defined below) of Bolle and its Subsidiaries, as of the date of the Spinoff, plus the amount of any additional equity raised through the public markets by Bolle or any member of the Bolle Group subsequent to the Spinoff (while a member of the Bolle Group), net of all transactional expenses associated therewith. The Consolidated Tangible Net Worth of Bolle and its Subsidiaries shall be determined by subtracting all intangible assets included in the computation of Consolidated Net Worth at the time in question from such Consolidated Net Worth ("Consolidated Tangible Net Worth")) as evidenced by a certificate to that effect issued by the Treasurer or Chief Financial Officer of Bolle.

         "ORC Business" means the businesses, assets and liabilities of, or directly related to, ORC Technologies, Inc., ORC Caribe, Optical Radiation Foreign Sales Corporation, Voltarc Technologies, Inc. ("Voltarc"), including the businesses, assets and liabilities of ILC, and including all assets and liabilities included in BEC's pro forma balance sheet included in Schedule 2.6 to the Merger Agreement; provided, that "ORC Business" shall not include any items or matters identified in Schedule A or Schedule B to the Contribution Agreement.

         "Post-Spinoff Tax Period" means any Tax period beginning after the end of the date of the Spinoff; provided that with respect to a Tax period that begins on or before the date of the Spinoff and ends thereafter, the portion of such Tax period beginning after the date of the Spinoff shall also be a Post-Spinoff Tax Period.

         "Pre-Spinoff Tax Period" means any Tax period ending on or before the end of the date of the Spinoff; provided that, with respect to a Tax period that begins on or before the date of the Spinoff and ends thereafter, the portion of such Tax period up to and including the date of the Spinoff shall also be a Pre-Spinoff Tax Period.

         "Restricted Payments" means (i) the payment or declaration of any dividend, in cash or otherwise, or the making of any similar payment or distribution on common stock of any Indemnifying Party or any of their Subsidiaries, other than dividends or distributions payable in shares of capital stock of the Indemnifying Party or any of their Subsidiaries, provided that such distributed capital stock shall not have any mandatory redemption or other payment requirements; (ii) the purchase, redemption or other acquisition or retirement for value of any common or other voting class of stock of any Indemnifying Party or any of their Subsidiaries; (iii) any loan or advance to, or guarantee of any indebtedness of, non-affiliates of any Indemnifying Party or non-affiliates of any Indemnifying Party's Subsidiaries; (iv) any direct or indirect purchase or other acquisition (other than a purchase or acquisition where the consideration to be paid is comprised substantially of capital stock of any Indemnifying Party or any of their Subsidiaries) by any Indemnifying Party or any of their Subsidiaries of a beneficial or equity interest in any person other than in, or which results in, a direct or indirect 50% or more owned subsidiary of any Indemnifying Party; or (v) any capital contribution to any subsidiary that is not a direct or indirect 50% or more owned Subsidiary of any Indemnifying Party; or (vi) except as permitted pursuant to Section 5(f) herein, the sale or distribution (other than to another Indemnifying Party) of more than 50% of the outstanding capital stock of any Subsidiary of any Indemnifying Party, provided that in the case of clauses (iv) and (v) hereof the portion of such subsidiary not owned directly or indirectly by Bolle is owned by a person or entity who is not an Affiliate of Bolle.

         "Subsidiaries" or "Subsidiary" of a person or entity means any entity or entities 50% or more of which is directly or indirectly owned or which are controlled by such person or entity and, in the case of BEC, includes Voltarc.

         "Tax" or "Taxes" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, without limitation, withholding on amounts paid to or by any person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability for the payment of any amounts of the type described in (i) as a result of BEC or any Subsidiary being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement as a result of which liability of BEC or any Subsidiary to a Taxing Authority is determined or taken into account with reference to the liability of any other person, and (iii) liability of BEC or any Subsidiary for the payment of any amount as a result of being party to any tax sharing agreement or arrangement, or with respect to the payment of any amount of the type described in (i) or
(ii) as a result of any express or implied obligation to indemnify any other Person.

         Section 2. Indemnification. In addition to the obligations of the parties contained in Sections 3 and 4 hereof, after the effective date of the
Spinoff:

                  (a) The Indemnifying Parties agree to indemnify and hold harmless the Indemnified Parties from and against any and all Losses as incurred or suffered by an Indemnified Party, arising out of or in connection with or related to:

                           (i)(x) BEC and its Subsidiaries, excluding the ORC
Business for purposes of this Section 2(a)(i)(x), up until the Spinoff, whether or not the Loss is based upon any breach of any agreement, obligation, covenant or warranty in this Agreement by the Indemnified Parties or the Indemnifying Parties or any misrepresentation by any of them contained in the Merger Agreement or this Agreement or any set of facts, which is disclosed in any section of the Merger Agreement or any agreements, schedules or documents referred to therein, and (y) Bolle and its Subsidiaries or their respective successors, subsequent to the Spinoff;

                           (ii) the enforcement by the Indemnified Parties of
their rights under this Agreement;

                           (iii) any Environmental Laws, whether asserted
against BEC and/or Bolle or any other Subsidiary of BEC before or after the Spinoff, at, or in connection with (A) the business operations of BEC or its Subsidiaries or predecessors prior to the date of the Spinoff and the current, past or future business operations of the Bolle Group or any of its predecessors, (B) the ownership, lease or operation of any facility or property presently or previously owned, leased or operated by BEC or its Subsidiaries or predecessors, to the extent any Loss in connection therewith relates to any condition existing at or prior to the date of the Spinoff or any facility or property presently, previously or in the future owned, leased or operated by an Indemnifying Party or any of its Subsidiaries or predecessors, or (C) items disclosed on Schedule 2.17 of the Merger Agreement;

                           (iv) any and all claims by Monsanto Corporation, or
its successors or assigns for indemnification obligations of BEC or any of its Subsidiaries in connection with the Asset Purchase Agreement among Benson Eyecare Corporation, BEC, ORC Technologies, Inc. and Monsanto Corporation dated February 11, 1996;

                           (v) the items identified in (i) Schedule A to the
Contribution Agreement other than to the extent relating to the ORC Business and (ii) Schedule B to the Contribution Agreement; and

                           (vi) any untrue statement or alleged untrue
statement of a material fact contained in the Form S-1 registration statement filed by Bolle with the Securities and Exchange Commission with respect to the Spinoff or any amendment thereof or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Indemnified Parties jointly and severally agree to indemnify and hold harmless the Indemnifying Parties from and against any and all Losses, as they are incurred or suffered by the Bolle Group, arising out of or in connection with or related to (i) the conduct of the business of BEC and its Subsidiaries, after the Spinoff, (ii) other than as provided in Section 2(a)(iii), the conduct of the ORC Business before or after the Spinoff, or
(iii) the Indemnifying Parties in enforcing their rights under this Agreement.

         Section 3.        Taxes.

                  (a) BEC, Bolle and Acquisition agree that Bolle and its Subsidiaries shall be included in the consolidated Federal income tax return filed by BEC for the period from January 1, 1997 through December 31, 1997 unless another date is required by federal tax law, and BEC shall be responsible for making all payments for such periods to the extent required to be made by BEC under applicable law, including, without limitation, all taxes, if any, arising out of or as a result of the Merger or Spinoff, subject to the Indemnifying Parties' indemnification and payment obligations as set forth in this Section 3.

                  (b)(i) The Indemnifying Parties shall indemnify and hold the Indemnified Parties harmless from and against any and all (x) Taxes of BEC or any of its Subsidiaries (including the Bolle Group) except to the extent such Taxes arise from or in connection with the ORC Business, (y) Taxes imposed as a result of the Spinoff or any transaction described on Schedule 4.2 of the Merger Agreement and (z) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments directly arising out of or incident to the imposition, assessment or assertion of any Tax described in (x) or (y), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax. If Bolle or any of its Subsidiaries has a current year loss or credit, computed on a stand-alone basis, in the tax period in which the Spinoff occurs which reduces the Tax liability for such period attributable to the ORC Business for which BEC is liable hereunder, the Indemnifying Parties' liability for Taxes under this Section shall be reduced by the amount by which the Tax liability for such period attributable to the ORC Business is reduced by such losses or credits. Furthermore, if BEC, Bolle or any of their respective Subsidiaries has an unutilized net operating loss, capital loss or tax credit carryforward or similar tax asset incurred in periods prior to the Spinoff, after effecting any carryback required by law, such carryforward or other asset, to the maximum extent permitted by law, (A) shall first be claimed as a deduction or a credit (as the case may be) in computing the Taxes for the tax period in which the Spinoff occurred for which the Indemnifying Parties have the responsibility of indemnifying the Indemnified Parties under this Agreement and thereafter shall be allocated to reduce the income of whichever party can utilize such carryforward or other asset or, if both the Indemnifying Parties and the Indemnified Parties can utilize such carryforward or other assets, shall be divided equally between them in computing their relative tax liabilities in the tax period which includes the Spinoff, and (B) to the extent that any such carryforward or other asset still exists for carryover after effecting the provisions of clause (A) such carryforward or other asset shall, to the maximum extent permitted by applicable Tax laws, including by reattribution under Reg. Section 1.1502-20(g), be apportioned to the Indemnified Parties without any payment or reimbursement if such losses or credits are used to offset any Taxes that the Indemnified Parties have incurred or will incur.

                           (ii) The Indemnified Parties shall be entitled to
all refunds of Taxes attributable to a Pre-Spinoff Tax Period, except to the extent such refund is attributable to a Tax for which the Indemnifying Parties have made an indemnity payment pursuant to this Agreement.

                           (iii) The Indemnified Parties shall indemnify and
hold the Indemnifying Parties harmless from and against any Taxes attributable to the ORC Business for all tax periods whether before or after the Spinoff, as well as all other Taxes attributable to BEC for any Post- Spinoff Tax Period, except as otherwise provided hereunder.

                  (c)(i) The Indemnified Parties agree that they shall be responsible for the preparation and filing of all combined, consolidated, and unitary returns filed with respect to at least one Indemnified Party and at least one Indemnifying Party (each a "Consolidated Return") and separate returns filed with respect to any Indemnified Party, in respect of any Pre-Spinoff Tax Period and any Tax period that includes (but does not end on) the date of the Spinoff. Any such return shall be prepared in a manner consistent with past practice and without a change of any election or any accounting method and shall be submitted by the Indemnified Parties to the Indemnifying Parties at least 30 days prior to the due date (including extensions) of such return. With respect to any such return for which the Indemnifying Parties have an indemnification obligation hereunder, the Indemnifying Parties and their professional advisors shall have the right, at the Indemnifying Parties' expense, to review such return. If the Indemnifying Parties, within ten (10) business days after delivery of any such return, notify the Indemnified Parties in writing that they object to any items in such return for which the Indemnifying Parties have an indemnification obligation hereunder, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such return) in the manner set forth in Section 3(e) hereof. To the extent that such returns require a tax payment indemnified against by the Indemnifying Parties as provided in Section 3(b)(i) hereof, the Indemnifying Parties shall, no later than five (5) business days before the due date for payment of Taxes with respect to any such return, deliver such payment by check (subject to collection) made out to the appropriate Taxing Authority. The Indemnified Parties shall sign and file such return with the proper Taxing Authority, together with such Bolle check and together with any additional amounts required to be paid by the Indemnified Parties and for which the Indemnified Parties are not indemnified under this Agreement. In the case of any Consolidated Return related to a Pre- Spinoff Tax Period, the Indemnifying Parties' liability shall be the Indemnifying Parties' share of the Tax liability of the consolidated, combined or unitary group, computed in a manner consistent with past practice. If upon audit it is found that the payment from Indemnifying Parties was not adequate to discharge their liability as set forth herein, then Indemnifying Parties shall pay such additional Taxes as may be incurred with respect thereto; if upon review or audit it is found that the payment from the Indemnifying Parties exceeded their respective liability as set forth herein, then the Indemnified Parties shall deliver to the Indemnifying Parties the amount of any Tax refund including interest received with respect to any such excess.

                  (c)(ii) The Indemnifying Parties shall be responsible for preparing and filing any foreign, federal, state and local tax returns relating solely to any Indemnifying Party.

                  (c)(iii) The parties shall cooperate with each other in the preparation of any return and the conduct of any audit or other proceedings involving any Indemnified Party and any Indemnifying Party. The Indemnified Parties and the Indemnifying Parties, without charge, shall provide the requesting party with such assistance and documents as may be reasonably requested by such party in connection with the preparation of any return or the conduct of any audit or other proceeding. The Indemnified Parties and the Indemnifying Parties agree to keep each other fully informed of all matters relating to any tax return, audit or judicial or administrative proceeding, including without limitation any settlement negotiations. In the event of an audit or contest with any Taxing Authority relating to Taxes for a Pre-Spinoff Tax Period for which the Indemnifying Parties may be liable under this Agreement, the Indemnified Parties shall be responsible for conducting all Tax audits with the participation (at the Indemnifying Parties' expense) of the Indemnifying Parties and the Indemnified Parties, shall have the right to control at their sole expense subject to Section 3(b)(i), and make all decisions regarding such audit or contest (except that the Indemnifying Parties and the Indemnified Parties shall mutually select a forum for contest), so long as such control and/or decisions by the Indemnified Parties do not have an adverse effect on the Indemnifying Parties' tax liability or the amount of the Indemnifying Parties' indemnification hereunder. If such control or any decision may have such an adverse effect on the Indemnifying Parties, then the written consent of the party or parties so adversely or potentially adversely affected shall be required, which consent shall not be unreasonably withheld or delayed. The parties agree to use their reasonable best efforts to conclude all Tax audits as quickly as possible.

                  (d) No party will, nor will it cause or permit any of its Subsidiaries to, initiate contact with any Taxing Authority, volunteer information to any Taxing Authority, make any changes in tax accounting methods or conventions, make or rescind any election, or report or treat any specified item on any Tax return for any Post-Spinoff Tax Period, in a manner inconsistent with the manner in which such specific item was reported or treated on any such Tax return for any Pre-Spinoff Tax Period, if any such action would have an effect of either increasing the Tax liability or reducing the Tax assets of another party for any Pre-Spinoff Tax Period. The Indemnifying Parties agree not to take or cause or permit any of their Subsidiaries to take any action that is inconsistent with the prior practices of BEC in connection with any tax return, audit, or judicial or administrative proceeding, including, without limitation, the making or rescinding of any election, which would have an effect of increasing the Tax liability or reducing the Tax assets of the Indemnified Parties or the ORC Business, without the prior written consent of BEC. Nothing herein shall restrict any of the parties from treating any item for tax purposes in a manner which is consistent with the practices of each of BEC and Bolle prior to the day of Spinoff. Furthermore, all Taxes of Bolle, BEC, and their respective Subsidiaries will be apportioned to the period up to and including the Spinoff and the period after the Spinoff by closing the books of Bolle, BEC and the Subsidiaries as of the end of the day of the Spinoff and any Taxes computed on the basis of passage of time shall be pro-rated on a daily basis. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of BEC and its Subsidiaries.

                  (e) If the parties disagree as to the amount of any payment to be made under or on any other matter arising under this Section 3, the parties shall attempt in good faith to resolve such dispute, and any agreed-upon amount shall be paid to the appropriate party. If such dispute is not resolved within 15 days following written notice from any party hereto to any other party hereto that a dispute subject to this subsection (e) exists, then the parties shall jointly retain an independent accounting firm to resolve the dispute. If and to the extent that a dispute presents legal issues, the independent accounting firm shall have authority to consult an independent law firm. The fees of the independent accounting firm and the independent law firm shall be borne equally by the Indemnifying Parties and the Indemnified Parties, and the decision of such independent accounting firm and/or the independent law firm which shall be rendered within ten (10) days following final submissions by the parties to such firm shall be final and binding on all parties. Following the decision of the independent accounting firm and/or the independent law firm, the parties shall each take or cause to be taken any action that is necessary or appropriate to implement such decision of the independent accounting firm and/or the independent law firm.

                  (f) Any payment made between an Indemnified Party and an Indemnifying Party under this Agreement shall be appropriately adjusted to take account of any subsequent change or adjustment (as a result of an audit or other proceeding or otherwise) in the circumstances as a result of which the payment was originally required hereunder. Any such adjustment shall be made when there has been a "Final Determination" of the adjustment. For purposes of this Agreement, "Final Determination" shall mean (i) with respect to federal taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to Taxes other than federal taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or (ii) the payment of Tax by any Indemnified Party, any Indemnifying Party or any of their Affiliates, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party determines that no action should be taken to recoup such payment and the Indemnifying Parties or the Indemnified Parties, as the case may be, agree. The party to the Final Determination of the adjustment shall provide notice of such Final Determination to the other party within five (5) business days of such Final Determination. The parties shall in good faith agree, in accordance with the principles of this Agreement, as to the amount of adjustment as it relates to any payment made under this Agreement. In the event the parties do not agree, the dispute shall be resolved as provided in Section 3(e) hereof. Payment of the amount due pursuant to this Section 3(f) shall be made within five (5) business days after agreement by the parties (or the resolution pursuant to Section 3(e) hereof).

                  (g) The Indemnified Parties, on the one hand, and the Indemnifying Parties, on the other hand, shall retain all Tax returns, schedules and workpapers, and all material records or other documents relating thereto, until the earlier of (i) the expiration of the statute of limitations (including extensions, waivers and mitigations thereof) of the taxable years to which such Tax returns and other documents relate or (ii) one hundred twenty
(120) days after the delivery of notice to the other party to the effect that it shall dispose of such Tax returns or other documents, unless it is requested by such party within one hundred twenty (120) days of delivery of such notice (with which request it shall comply within thirty (30) days of receipt) that it transfer such Tax returns or other documents to such other party. Any information obtained under this Section 3 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax returns or claims for refund or in conducting any audit or other proceeding.

         Section 4. Termination of Tax Sharing Agreement. All tax sharing or similar agreements (if any) between BEC and its Subsidiaries, on the one hand, and Bolle and its Subsidiaries, on the other, are terminated as of the Spinoff and shall be of no further, force and effect. All claims for indemnification for Taxes between the parties shall be made and resolved in accordance with terms of this Agreement.

         Section 5.        Limitations on Indemnifying Parties.

                  (a) Except to the extent this provision is waived in writing by and in the sole discretion of BEC and subject to Section 5(f), the Indemnifying Parties covenant and agree that subsequent to the Spinoff, no Restricted Payments shall be made by any Indemnifying Party or any of its Subsidiaries in violation of the provisions of Section 5(f), if, immediately prior to or subsequent to such payment (after giving pro forma effect to the making of such Restricted Payment), the Consolidated Tangible Net Worth of the Indemnifying Parties does not and will not be at least equal to the Minimum Consolidated Tangible Net Worth of the Indemnifying Parties. Upon the request of any Indemnified Party, an Indemnifying Party intending to make a Restricted Payment shall provide a certificate issued by an officer of such Indemnifying Party certifying that such Restricted Payment (except for payments made by one Indemnifying Party to any other Indemnifying Party or any of their Subsidiaries) is permitted within the terms of this Agreement. Provided the Indemnifying Parties are not then in default of any of their obligations under this Agreement and that there are no claims for indemnification under this Agreement then pending, this Section 5(a) shall expire on the later of: (i) the date when all tax liabilities for any Pre-Spinoff Tax Liability, including without limitation, Taxes arising out of or resulting from the Spinoff or any transaction described on Schedule 4.2 of the Merger Agreement, have been finally determined and paid in full or the applicable statutes of limitations have run (giving effect to any waiver, extension or mitigation thereof), or
(ii) the date BEC's obligations under the Essilor Agreement have terminated (the "Restriction Period").

                  (b) Subsequent to the Spinoff and during the Restriction Period, no Indemnifying Party shall and no Indemnifying Party shall permit any of its Subsidiaries to (directly or indirectly) consolidate or merge with or into any other person (whether or not such Indemnifying Party or such Subsidiary is the surviving corporation) or (directly or indirectly) transfer all or substantially all of its properties and assets as an entirety to any person (whether by sale, merger or consolidation or otherwise), unless:

                           (i) such Indemnifying Party or such Subsidiary shall
be the continuing person, or the person formed by such consolidation with or into which such Indemnifying Party or such Subsidiary is merged or to which the properties and assets of such Indemnifying Party or such Subsidiary substantially as an entirety are transferred shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Indemnified Parties, in form reasonably satisfactory to the Indemnified Parties, all the obligations and restrictions of the Indemnifying Parties under this Agreement; and

                           (ii) such surviving corporation or transferee shall
in the case of a merger or consolidation or sale of substantially all assets of an Indemnifying Party or any of their Subsidiaries, have a Consolidated Tangible Net Worth immediately after giving effect to such transaction on a pro forma basis that when aggregated with the Consolidated Tangible Net Worth of all other surviving Indemnifying Parties not a party to such transaction (and after taking into account all intercompany adjustments which would be required by GAAP to consolidate such Consolidated Tangible Net Worths) equals or exceeds the Minimum Consolidated Tangible Net Worth.

                  (c) In connection with any consolidation, merger or transfer of substantially all the assets of an Indemnifying Party or any of their Subsidiaries contemplated by Section 5(b) hereof, the Indemnifying Parties shall deliver, or cause to be delivered, to the Indemnified Parties, in form and substance reasonably satisfactory to the Indemnified Parties, an officer's certificate stating that such consolidation, merger, transfer or lease and the supplemental agreement in respect thereto comply with Section 5(b) and that all conditions precedent therein provided for relating to such transaction have been complied with.

         Thereafter the predecessor corporation in the case of a consolidation or merger or the transferor in the case of a transfer of all of the properties and assets shall be relieved of all obligations and covenants under this Agreement and its corporate existence may be terminated (by merger, dissolution or otherwise), but the predecessor corporation in the case of a transfer of less than substantially all the assets shall not be released from its obligation hereunder.

                  (d) Upon any consolidation or merger, or conveyance or transfer of all or substantially all of the properties and assets of an Indemnifying Party or any of their Subsidiaries as the case may be, in accordance with Section 5(b) and 5(c), the successor corporation formed by such consolidation or into which such Indemnifying Party or such Subsidiary, as the case may be, is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Indemnifying Party or such Subsidiary, as the case may be, under this Agreement with the same effect as if such successor corporation had been named as an Indemnifying Party herein.

                  (e) Subsequent to the Spinoff and during the Restriction Period, no Indemnifying Party nor any of their Subsidiaries may enter into a liquidation or dissolution without the prior written consent of the Indemnified Parties.

                  (f) Notwithstanding anything contained in this Section 5, an Indemnifying Party may sell all the issued and outstanding stock of any Subsidiary of such Indemnifying Party, or sell all or a substantial part of the assets of any Subsidiary of such Indemnifying Party so long as, (i) such sale is for fair market value, (ii) the sale price is retained by an Indemnifying Party, (iii) after given effect to such transaction, the aggregate Consolidated Tangible Net Worth of all remaining Indemnifying Parties equals or exceeds the Minimum Consolidated Tangible Net Worth, and (iv) such Indemnifying Party delivers to the Indemnified Parties in form and substance reasonably satisfactory to the Indemnified Parties, an officer's certificate stating that such sale complies with this Section 5 and that all conditions precedent contained therein relating to such transaction have been complied with.

                  (g) Notwithstanding anything contained in this Section 5, an Indemnifying Party may, spinoff, distribute, transfer, liquidate or sell all of the issued and outstanding stock of any Subsidiary, provided that such Subsidiary shall assume, jointly and severally with all other Indemnifying Parties all obligations for indemnification and restrictions of an Indemnifying Party pursuant to this Agreement, unless where as a result of such Spinoff distribution, transfer, liquidation or sale the aggregate Consolidated Tangible Net Worth of all remaining Indemnifying Parties, after giving effect to such spinoff, distribution, transfer or sale, equals or exceeds the Minimum Consolidated Tangible Net Worth, in which event such Subsidiary shall not be obligated to assume any such liability.

         Section 6.        Indemnification Procedure and Indemnification Period.

                  (a) Except as may be otherwise provided pursuant to Section 3 hereof, the Indemnified Parties shall, with respect to claims asserted against the Indemnified Parties by any third party, give written notice to the Indemnifying Parties of any liability which might give rise to a claim for indemnity hereunder within thirty (30) days of the receipt of any written claim or notice from any such third party, but no later than twenty (20) days prior to the date any answer, responsive pleading or other response may be due with respect thereto, and with respect to any other matter for which the Indemnified Parties may seek indemnification hereunder, the Indemnified Parties shall give prompt written notice to the Indemnifying Parties of any liability which might give rise to a claim for indemnity; provided, however that any failure to give such notice will not constitute a waiver of any rights of the Indemnified Parties except to the extent that the rights of the Indemnifying Parties are materially prejudiced thereby.

                  (b) Except with respect to claims governed by Section 3 hereof, the Indemnifying Parties, or any of them, shall have the right, and their election, to take over the defense or settlement of any such claim by giving written notice to the Indemnified Parties at least fifteen (15) days prior to the time with an answer or other responsive pleading or notice with respect thereto may be required. If the Indemnifying Parties make such an election, they may conduct the defense of such claim through counsel of their choosing (subject to the

Indemnified Parties' approval of such counsel, which shall not be withheld unreasonably), and shall be solely responsible for all expenses in connection therewith. The Indemnifying Parties shall not settle any such claim without prior notice to and consultation with the Indemnified Parties, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Parties may be agreed to without the prior written consent of the Indemnified Parties. So long as the Indemnifying Parties are diligently contesting in good faith any such claim, the Indemnified Parties may pay or settle such claim only at their expense and the Indemnifying Parties will not be responsible for the use of separate legal counsel to the Indemnified Parties unless the named parties to any proceeding include both Indemnifying Parties and Indemnified Parties in representation of both by the same counsel would be inappropriate under the circumstances. If the Indemnifying Parties do not make such a election, or having made such election do not, in the reasonable opinion of the Indemnified Parties proceed diligently to defend such claim, then the Indemnified Parties may (after written notice to the Indemnifying Parties), at the expense of the Indemnifying Parties pursuant to the terms of this Agreement, take over defense of such claim and handle such claim at their sole discretion, and the Indemnifying Parties shall be bound by any defense or settlement that the Indemnified Parties may make in good faith with respect to any such claim in accordance with and subject to the terms hereof.

                  (c) The parties agree to cooperate in defending such third party claims and the Indemnified Parties shall provide such cooperation and such access to their books, records and properties as the Indemnifying Parties may reasonably request with respect to any matter for which indemnification is sought hereunder, and the parties hereto agree to cooperate with each other in order to insure the proper and adequate defense thereof.

                  (d) With regard to claims of third parties for which indemnification is payable hereunder, indemnification shall be paid by the Indemnifying Parties within five (5) business days following the earlier to occur of:

                           (i) entry of a judgment against the Indemnified Parties; or

                           (ii) a settlement of the claim, in accordance with the terms of such settlement.

         With regard to any claim for Taxes subject to Section 3 hereof, indemnification shall be paid by the Indemnifying Parties within five (5) business days following receipt by the Indemnifying Parties of written notice from any Indemnified Party stating that any amount subject to indemnification under such Section 3 has been paid by an Indemnified Party and the amount thereof and the indemnity payment requested.

         With regard to any other claim for which indemnification is payable hereunder, indemnification shall be paid promptly by the Indemnifying Parties upon demand by the Indemnified Parties but in any event within five (5) business days following such demands.

                  (e) In the event any claims are asserted against the Indemnifying Parties by any third party or by an Indemnified Party, or with respect to any other matter which might give rise to a claim for indemnification hereunder or for which the Indemnifying Parties may seek indemnification hereunder, the procedures set forth in Sections 6(a) through 6(d) above and Section 7 below shall apply as if the Indemnifying Parties were the "Indemnified Parties", and as if the Indemnified Parties were the "Indemnifying Parties" for such purposes.

                  (f) The liability of any party to indemnify any other under the terms of this Agreement shall expire with respect to all claims and/or potential claims thirty (30) days after the expiration of the relevant Indemnification Period, other than claims or potential claims with respect to which written notice has been duly given with respect thereto for which the indemnified party shall continue to be entitled to indemnification hereunder until the claim for such indemnity has been finally determined provided, however, except for claims relating to Losses indemnified pursuant to Section 2(a)(iii), all claims shall expire six (6) months from the date such claim is made unless such claim is being diligently prosecuted in good faith by the party seeking indemnification hereunder, except if failure to proceed results after an indemnifying party hereunder has assumed control of the defense or settlement of such claim.

         Section 7. No Contribution. The Indemnifying Parties shall not be entitled to seek or obtain any contribution, reimbursement or other participation, direct or indirect, from the Indemnified Parties in respect of any payment made or to be made by the Indemnifying Parties hereunder or arising out of this Agreement, notwithstanding the fact that the Loss for which the Indemnifying Parties are liable results from or is contributed to by any breach by an Indemnified Party or any misrepresentation by BEC or any of their respective Subsidiaries contained in the Merger Agreement or any agreement, document, instrument or schedule referred to therein or contemplated thereby.

         Section 8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability or any other provision of this Agreement, which shall remain in full force and effect; provided, however that if any mutual covenant contained herein is declared invalid or unenforceable with respect to the Indemnified Parties, on the one hand, or the Indemnifying Parties, on the other hand, by any court of competent jurisdiction or governmental authority, such mutual covenant shall become invalid or unenforceable with respect to the opposite group to such covenant and provided further, that this ss.8 shall not be construed to affect any other rights of any party hereto under applicable principles of contract law, including without limitation the principles of failure of consideration and mutual dependency.

         Section 9. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by verified telecopy, by expedited delivery service (such as Federal Express) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                           (i)      if to any of the Indemnified Parties, at:

                                    BEC Group, Inc.
                                    555 Theodore Fremd Avenue
                                    Suite B-302
                                    Rye, New York  10580
                                    Telecopy No.:  914-967-9405
                                    ATTN:  Martin E. Franklin

                           with copy to:

                                    BEC Group, Inc.
                                    1601 Valle View
                                    2nd Floor
                                    Dallas, Texas 75234
                                    Attn: General Counsel

                           (ii)     if to any of the Indemnifying Parties, at:

                                    Bolle Inc.
                                    555 Theodore Fremd Ave
                                    Rye, New York  10580
                                    Telecopy No.:  914-967-9405
                                    ATTN:  Gary Kiedaisch

                           with copy to:


                                    Kane Kessler, P.C.
                                    1350 Avenue of the Americas
                                    New York, New York  10019
                                    ATTN:  Robert L. Lawrence, Esq.

Such notice shall be effective on the day following receipt of delivery in person, by verified telecopy or by expedited delivery service and shall be effective four days after mailing in accordance with the foregoing. The person to whom notice is to be given, and any address, may be changed from time to time in the manner set forth above (provided that any such change shall be effective only upon receipt thereof).

         Section 10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Venue for any legal action under this Agreement shall be in the federal or state courts located in the State and County of New York, All parties hereunder hereto hereby submit themselves to the jurisdiction of such courts for the purpose of this Agreement and hereby waive trial by jury in any action, counterclaim or proceeding of any kind arising under or out of or in connection with this Agreement, the negotiations leading thereto, the inducements to the parties to enter into this Agreement and to the transactions it contemplates.

         Section 11. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 12. Parties-in-Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, provided that at least one counterpart is executed by each party herein named.

         Section 14. Successors. All agreements of the parties in this Agreement shall bind their respective successors.

         Section 15. Assignment. This Agreement is not assignable by any of the parties hereto without the prior written consent of the other parties hereto.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above mentioned.


BEC GROUP, INC.


By: /s/ Martin E. Franklin
    _____________________________
Its: Chairman of the Board
     _____________________________



BILC ACQUISITION CORP.


By: /s/ Desiree DeStefano
    _____________________________
Its: Vice President
     _____________________________

BOLLE INC.


By: /s/ Desiree DeStefano
    _____________________________
Its: Vice President
     _____________________________





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